                                                                    Exhibit 99.6


                           TENDER AND VOTING AGREEMENT

                                  by and among

                          AMERICANGREETINGS.COM, INC.,

                         AMERICAN PIE ACQUISITION CORP.

                                       and

                CERTAIN STOCKHOLDERS OF EGREETINGS NETWORK, INC.

                                   dated as of

                                FEBRUARY 5, 2001

         TENDER AND VOTING AGREEMENT, dated as of February 5, 2001 (this "Agreement"), by and among AMERICANGREETINGS.COM, INC. a Delaware corporation ("Purchaser"), AMERICAN PIE ACQUISITION CORPORATION, a Delaware corporation ("Merger Sub"), and each of the stockholders set forth on Schedule A hereto (each, a "Stockholder" and, collectively, the "Stockholders").

         WHEREAS, as of the date hereof, each Stockholder holds of record or beneficially owns and is entitled to dispose of (or to direct the disposition of) and to vote (or to direct the voting of) the number of shares of common stock, par value $.001 per share, of eGreetings Network, Inc., a Delaware corporation (the "Company") (the "Shares") set forth opposite such Stockholder's name on Schedule A hereto (such Shares, together with any other Shares the record or beneficial ownership of which is directly acquired by such Stockholder during the period from and including the date hereof through and including the date on which this Agreement is terminated pursuant to Section 14 hereof, are collectively referred to herein as such Stockholder's "Subject Shares").

         WHEREAS, Purchaser, Merger Sub and the Company have simultaneously with the execution hereof entered into an Agreement and Plan of Merger, dated as of the date hereof (as amended from time to time, the "Merger Agreement"), which provides, among other things, that, upon the terms and subject to the conditions therein, Merger Sub will merge (the "Merger") with and into the Company and each issued and outstanding Share will be converted into the right to receive the Per Share Amount (as defined in the Merger Agreement); and

         WHEREAS, as a condition to the willingness of Purchaser and Merger Sub to enter into the Merger Agreement, Purchaser and Merger Sub have requested that the Stockholders agree, and in order to induce Purchaser and Merger Sub to enter into the Merger Agreement, the Stockholders have agreed, to enter into this Agreement.

         NOW, THEREFORE, in consideration of the foregoing premises and the representations, warranties, covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions set forth herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

         SECTION 1. CERTAIN DEFINITIONS. Capitalized terms used but not otherwise defined herein have the meanings ascribed to such terms in the Merger Agreement.

         SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. Subject to those exceptions and qualifications listed and described herein, each Stockholder, severally and not jointly, represents and warrants to Purchaser and Merger Sub, as of the date hereof and as of the Closing Date, as follows:

            (a) OWNERSHIP. Such Stockholder is the sole record and beneficial owner of the number of Shares set forth opposite such Stockholder's name on Schedule A hereto and has full and unrestricted power to dispose of and to vote such Shares. Such Shares are now, and at all times during the term hereof will be, held by such Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of any mortgage, pledge, hypothecation, rights of others, claim, security interest, charge, encumbrance, title defect, title retention agreement, voting trust agreement, interest, option, lien, charges or similar restriction or limitation (each, a "Lien") (including any restriction on the right to vote, sell or otherwise, dispose of such Shares), except for any Liens arising hereunder. The transfer by such Stockholder of its Subject Shares to Merger Sub pursuant to the Offer, shall pass to and unconditionally vest in Merger Sub good and valid title to such Subject Shares, free and clear of all Liens other than restrictions set forth under applicable securities laws. Except as set forth in Schedule A hereto, such Stockholder does not beneficially own any securities of the Company on the date hereof other than such Subject Shares. Except as set forth on Schedule A hereto, the Stockholder does not, directly or indirectly, beneficially own or have any option, warrant or other right to acquire any securities of the Company that are or may by their terms become entitled to vote or any securities that are convertible or exchangeable into or exercisable for any securities of the Company that are or may by their terms become entitled to vote, nor is the Stockholder subject to any contract, commitment, arrangement, understanding or relationship (whether or not legally enforceable), other than this Agreement, that allows or obligates him to vote or acquire any securities of the


                                       1.

Company. The Stockholder holds exclusive power to vote the Subject Shares and has not granted a proxy to any other Person to vote the Shares, subject to the limitations set forth in this Agreement. The Subject Shares constitute all of the securities (as defined in Section 3(10) of the Exchange Act, which definition will apply for all purposes of this Agreement) of the Company beneficially owned, directly or indirectly, by the Stockholder (excluding any securities beneficially owned by any of its affiliates or associates (as such terms are defined in Rule 12b-2 under the Exchange Act, which definition will apply for all purposes of this Agreement) as to which they do not have voting or investment power).

            (b) ORGANIZATION; AUTHORITY. If the Stockholder is an individual, the Stockholder has the legal right, power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. If the Stockholder is not an individual, the Stockholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation, has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.

            (c) AUTHORIZATION, EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by the Stockholder and, assuming due authorization, execution and delivery of this Agreement by Purchaser and Merger Sub, is a valid and binding obligation of the Stockholder enforceable against the Stockholder in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the general principles of equity (regardless of whether enforceability is considered at a proceeding in law or equity).

            (d) NO CONFLICTS. Neither the execution and delivery of this Agreement by the Stockholder, nor the consummation of the transactions contemplated hereby, will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration or result in the creation of any Lien on any Subject Shares under, (i) any material contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Stockholder is a party or (ii) to the knowledge of such Stockholder, any injunction, judgment, writ, decree, order or ruling applicable to the Stockholder; except for conflicts, violations, breaches or defaults that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the consummation by Stockholder of the transactions contemplated hereby.

            (e) NO VIOLATIONS. To the knowledge of the Stockholder, neither the execution and delivery of this Agreement by the Stockholder, nor the consummation of the transactions contemplated hereby, will violate any law, decree, statute, rule or regulation applicable to the Stockholder or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") or the federal securities laws.

            (f) BROKER FEES. Except as set forth in Section 4.10 of the Merger Agreement, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement or the Merger Agreement based upon arrangements made by or on behalf of the Stockholder that is or will be payable by the Company.

         SECTION 3. REPRESENTATIONS AND WARRANTIES OF PURCHASER AND MERGER SUB. Purchaser and Merger Sub represent and warrant to the Stockholders, as of the date hereof and as of the Closing Date, as follows:

            (a) AUTHORITY. Each of Purchaser and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of Purchaser and Merger Sub has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, including their respective obligations hereunder, and has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement.



                                       2.

            (b) EXECUTION AND DELIVERY. This Agreement has been duly executed and delivered by Purchaser and Merger Sub and, assuming the due execution and delivery of this Agreement by the Stockholders, is a valid and binding obligation of each of Purchaser and Merger Sub, enforceable against each of them in accordance with its terms, except that (i) the enforceability hereof may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereinafter in effect, affecting creditors' rights generally, and (ii) the availability of the remedy of specific performance or injunctive or other forms of equitable relief may be subject to equitable defenses and would be subject to the discretion of the court before which any proceeding therefor may be brought.

            (c) CONFLICTS. Neither the execution and delivery of this Agreement nor the performance by Purchaser and Merger Sub of their respective obligations hereunder will conflict with, result in a violation or breach of, or constitute a default (or an event that, with notice or lapse of time or both, would result in a default) or give rise to any right of termination, amendment, cancellation, or acceleration under, (i) their respective certificate of incorporation or bylaws, (ii) any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Purchaser or Merger Sub is a party or by which Purchaser or Merger Sub is bound or (iii) any judgment, writ, decree, order or ruling applicable to Purchaser or Merger Sub; except in the case of clauses (ii) and (iii) for conflicts, violations, breaches or defaults that would not individually or in the aggregate be reasonably expected to prevent or materially impair or delay the consummation by Purchaser or Merger Sub of the transactions contemplated hereby.

            (d) NO VIOLATIONS. Neither the execution and delivery of this Agreement nor the performance by Purchaser and Merger Sub of their respective obligations hereunder will violate any law, decree, statute, rule or regulation applicable to Purchaser or Merger Sub or require any order, consent, authorization or approval of, filing or registration with, or declaration or notice to, any court, administrative agency or other governmental body or authority, other than any required notices or filings pursuant to the HSR Act or the federal securities laws.

                                   ARTICLE II

         SECTION 4. TRANSFER OF THE SHARES. During the term of this Agreement, except as otherwise provided herein, no Stockholder will (a) tender into any tender or exchange offer or otherwise sell, transfer, pledge, assign, hypothecate or otherwise dispose of, or encumber with any Lien, any of its Subject Shares, other than any sale, transfer or assignment to members of such Stockholder's family (including upon the death of Stockholder), a trust or trustees of a trust for the benefit of such Stockholder or a charitable trust, or other transfers for estate planning purposes, provided that any such transferee shall agree in writing to be bound by the terms of this Agreement,
(b) with the exception of Frederick R. Campbell, acquire any Shares or other securities of the Company (otherwise than in connection with a transaction of the type described in Section 6 or pursuant to the exercise of options or warrants to acquire securities of the Company outstanding as of the date hereof), (c) deposit its Subject Shares into a voting trust (other than pursuant to a trust arrangement of the type described in clause (a) above), enter into a voting agreement or arrangement with respect to its Subject Shares or grant any proxy or power of attorney with respect to its Subject Shares, or (d) with the exception of Frederick R. Campbell only with respect to any permitted direct or indirect acquisition of any Shares as set forth in clause (b) above, enter into any contract, option or other arrangement or undertaking with respect to the direct or indirect acquisition of any Shares (other than with respect to all Stockholders as set forth in clause (b) above), or sale, transfer, pledge, assignment, hypothecation or other disposition of any interest in or the voting of any Shares or any other securities of the Company.

         SECTION 5. ADJUSTMENTS.

            (a) In the event (i) of any stock dividend, stock split, recapitalization, reclassification, combination or exchange of shares of capital stock or other securities of the Company on, of or affecting the Shares or the like or any other action that would have the effect of changing the Stockholders' ownership of the Company's capital stock or other securities or
(ii) the Stockholders become the beneficial owners of any additional Shares or other securities of the Company, then the terms of this Agreement will apply to the shares of capital stock held by the Stockholders immediately following the effectiveness of the events described in clause (i) or the Stockholders becoming the beneficial owner thereof, as described in clause (ii), as though they were Shares hereunder.



                                       3.

            (b) Each Stockholder hereby agrees, while this Agreement is in effect, to promptly notify Purchaser and Merger Sub of the number of any new Shares acquired by such Stockholder, if any, after the date hereof.

         SECTION 6. WAIVER OF APPRAISAL RIGHTS. Each Stockholder hereby waives any rights of appraisal or rights to dissent from the Merger that such Stockholder may have.

         SECTION 7. NONEXERCISE OF RIGHTS OF FIRST REFUSAL. No Stockholder shall exercise any purchase right or right of first refusal that it may have with respect to any Shares of any other person in connection with any tender by such other person of such Shares pursuant to the Offer.

         SECTION 8. COOPERATION. Each Stockholder shall cooperate fully with Purchaser in connection with their respective reasonable best efforts to fulfill the conditions to the Offer set forth in Annex I to the Merger Agreement.

                                  ARTICLE III

         SECTION 9. TENDER OF SHARES. Each Stockholder will validly tender (or cause the record owner of such shares to validly tender) and sell (and not withdraw) pursuant to and in accordance with the terms of the Offer not later than the fifteenth business day after commencement of the Offer all of its Subject Shares. Upon the purchase of all the Shares by Merger Sub pursuant to the Offer in accordance with this Section 10, this Agreement will terminate. In the event, notwithstanding the provisions of the first sentence of this Section 10, any Subject Shares are for any reason withdrawn from the Offer or are not purchased pursuant to the Offer, such Subject Shares will remain subject to the terms of this Agreement. Each Stockholder acknowledges that Merger Sub's obligation to accept for payment and pay for the Shares in the Offer is subject to all the terms and conditions of the Offer. Nothing in this agreement shall be construed to obligate any Stockholder to exercise any option or warrant to purchase any securities of the Company not outstanding as of the date hereof.

         SECTION 10. VOTING AGREEMENT. Each Stockholder, by this Agreement, until such time as the Merger may be consummated or such Merger Agreement may be terminated pursuant to Section 8.1 thereof, does hereby constitute and appoint Purchaser and Merger Sub, or any nominee thereof, with full power of substitution, during and for the term of this Agreement, as his true and lawful attorney and proxy for and in his name, place and stead, to vote all the Shares Stockholder beneficially owns at the time of such vote, at any annual, special or adjourned meeting of the stockholders of the Company (and this appointment will include the right to sign its name (as stockholder) to any certificate or other document relating to the Company that laws of the State of Delaware may require or permit) (x) in favor of approval and adoption of the Merger Agreement and approval of the Merger and the other transactions contemplated thereby and
(y) against (a) any Acquisition Transaction, (b) any action or agreement that would result in a breach in any respect of any covenant, agreement, representation or warranty of the Company under the Merger Agreement and (c) the following actions (other than the Merger and the other transactions contemplated by the Merger Agreement): (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company; (ii) a sale, lease or transfer of a material amount of assets of the Company, or a reorganization, recapitalization, dissolution or liquidation of the Company;
(iii) (A) any change in a majority of the persons who constitute the board of directors of the Company as of the date hereof; (B) any change in the present capitalization of the Company or any amendment of the Company's certificate of incorporation or bylaws, as amended to date; (C) any other material change in the Company's corporate structure or business; or (D) any other action that, in the case of each of the matters referred to in clauses (iii)(A), (B) and (C) is intended, or could reasonably be expected, to impede, interfere with, delay, postpone, or adversely affect the Merger and the other transactions contemplated by this Agreement and the Merger Agreement. This proxy and power of attorney is a proxy and power coupled with an interest, and each Stockholder declares that it is irrevocable with respect to Subject Shares held of record by each Stockholder, until such time as this Agreement may terminate pursuant to Section 14 hereof. Each Stockholder hereby revokes all and any other proxies with respect to the Shares that he may have heretofore made or granted. For Shares as to which the Stockholder is the beneficial but not the record owner, the Stockholder shall use its best efforts to cause any record owner of such Shares to grant to Purchaser a proxy to the same effect as that contained herein.



                                       4.

         SECTION 11. NO SOLICITATION. No Stockholder will, directly or indirectly, through any agent, financial advisor, attorney, accountant or other representative or otherwise, (i) solicit, initiate or encourage submission of proposals or offers from any Person relating to, or that could reasonably be expected to lead to, an Acquisition Transaction or (ii) participate in any negotiations or discussions regarding, or furnish to any other Person any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other Person to do or seek an Acquisition Transaction.

         SECTION 12. FIDUCIARY DUTIES. This Agreement is intended to bind each Stockholder only with respect to the specific matters set forth herein, and shall not prohibit or limit in any respect any Stockholder from acting in his or her capacity as an officer or director of the Company in the manner required by such Stockholder's fiduciary duties as an officer or director of the Company. No person executing this Agreement, who is or becomes during the term hereof a director or an officer of the Company, makes any agreement or understanding herein in his or her capacity as such director or officer, and signs solely in his or her capacity as the record and beneficial owner of such Stockholder's Subject Shares.

                                   ARTICLE IV

         SECTION 13. TERMINATION. This Agreement will terminate (a) upon the purchase of all the Shares pursuant to the Offer in accordance with Section 10,
(b) on the earlier to occur of (A) the Effective Time or (B) the date the Merger Agreement is terminated in accordance with its terms, or (c) by the mutual consent of the Stockholders and the Board of Directors of Purchaser.

         SECTION 14. EXPENSES. Except as otherwise expressly provided herein or in the Merger Agreement, all costs and expenses incurred by any of the parties hereto will be borne by the party incurring such costs and expenses. Purchaser and Merger Sub, on the one hand, and the Stockholders, on the other hand, will indemnify and hold harmless the other from and against any and all claims or liabilities for finder's fees or brokerage commissions or other like payments incurred by reason of action taken by him, it or any of them, as the case may be.

         SECTION 15. FURTHER ASSURANCES. Each party hereto will execute and deliver all such further documents and instruments and take all such further action as may be necessary in order to consummate the transactions contemplated hereby.

         SECTION 16. PUBLICITY. Neither Purchaser nor the Stockholders shall issue any press release or otherwise make any public statements with respect to this Agreement or the Merger Agreement or the other transactions contemplated hereby or thereby without the other party's prior consent (which consent shall not be unreasonably withheld) except as may be required by law or applicable stock exchange rules, and after consultation with the other party, if reasonably possible.

         SECTION 17. ENFORCEMENT OF THE AGREEMENT. The Stockholders acknowledge that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Purchaser and Merger Sub will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which it is entitled at law or in equity.

         SECTION 18. OBTAINMENT OF SPOUSAL CONSENT. Following the date hereof, each Stockholder which is, or may be, subject to the community property laws of any state or other jurisdiction, will use best efforts to cause his or her spouse to execute an acknowledgment and consent ("Consent") consenting to and agreeing to the transactions contemplated by this Agreement. Such Consent will survive until the termination of this Agreement pursuant to Section 13 hereof.

         SECTION 19. MISCELLANEOUS.

            (a) All representations and warranties contained herein will survive for one year after the termination hereof. The covenants and agreements made herein will survive in accordance with their respective terms. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits thereof. No such waiver, amendment or



                                       5.

supplement will be effective unless in writing and signed by the party or parties sought to be bound thereby. Any waiver by any party of a breach of any provision of this Agreement will not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement or one or more sections hereof will not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

            (b) This Agreement and the Merger Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior agreements among the parties with respect to such matters. This Agreement may not be amended, changed, supplemented, waived or otherwise modified, except upon the delivery of a written agreement executed by the parties hereto.

            (c) This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of laws principles thereof.

            (d) The descriptive headings contained herein are for convenience and reference only and will not affect in any way the meaning or interpretation of this Agreement.

            (e) All notices and other communications hereunder will be in writing and will be given (and will be deemed to have been duly given upon receipt) by delivery in person, by telecopy, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

         If to a Stockholder, to the address
         set forth for such Stockholder on
         the signature page hereof.

         With a copy to:                             Cooley Godward LLP
                                                     One Maritime Plaza, Suite 2000
                                                     San Francisco, CA  94111
                                                     Attention: Kenneth L. Guernsey
                                                     Facsimile:  (415) 951-3699

         If to Purchaser or Merger Sub to:           AMERICANGREETINGS.COM, INC.
                                                     Three American Road
                                                     Cleveland, Ohio 44144
                                                     Attention:  Tammy L. Martin
                                                     Facsimile:  (216) 889-5531

         With a copy to each of:                     AMERICAN GREETINGS CORPORATION
                                                     One American Road
                                                     Cleveland, Ohio 44144
                                                     Attention:  Jon Groetzinger, Jr.
                                                     Facsimile:  (216) 252-7300

                                                     Jones, Day, Reavis & Pogue
                                                     North Point
                                                     901 Lakeside Avenue
                                                     Cleveland, Ohio 44114
                                                     Attention: Lyle G. Ganske, Esq.
                                                     Facsimile: (216) 579-0212

or to such other address as any party may have furnished to the other parties in writing in accordance herewith.

            (f) This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, but all of which together will constitute one agreement.

            (g) This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective successors, legal representatives and assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement will be assigned by any of the parties hereto without the prior written consent of the other parties, except that Purchaser and



                                       6.

Merger Sub will have the right to assign to any direct or indirect wholly owned subsidiary of Purchaser or Merger Sub any and all rights and obligations of Purchaser or Merger Sub under this Agreement, provided that any such assignment will not relieve either Purchaser or Merger Sub from any of its obligations hereunder.

(h) If any term or provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party hereto. Upon any such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated by this Agreement are consummated to the extent possible.

(i) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity will be cumulative and not alternative, and the exercise of any thereof by either party will not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.



                                       7.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first above written.

                                       AMERICANGREETINGS.COM, INC.

                                       By:            /s/ Josef A. Mandelbaum
                                          --------------------------------------
                                                Name: Josef A. Mandelbaum
                                                Title:   Chief Executive Officer


                                       AMERICAN PIE ACQUISITION CORP.

                                       By:          /s/ Josef A. Mandelbaum
                                          --------------------------------------
                                                Name:  Josef A. Mandelbaum
                                                Title:    President


                                       STOCKHOLDERS:

                                           /s/ Peter Nieh
                                       -----------------------------------------
                                       PETER NIEH

                                          /s/ Brendon Kim
                                       -----------------------------------------
                                       BRENDON KIM

                                           /s/ Andrew Moley
                                       -----------------------------------------
                                       ANDREW MOLEY

                                          /s/ Anthony Levitan
                                       -----------------------------------------
                                       ANTHONY LEVITAN

                                          /s/ Frederick R. Campbell
                                       -----------------------------------------
                                       FREDERICK R. CAMPBELL

                                          /s/ Lee Rosenberg
                                       -----------------------------------------
                                       LEE ROSENBERG

                                       ALTOS VENTURES I, L.P.

                                       By:   /s/ Brendon Kim
                                          --------------------------------------
                                                Name:  Brendon Kim
                                                Title:


                                       ALTOS VENTURES II, L.P.

                                       By:    /s/ Brendon Kim
                                          --------------------------------------
                                                Name:  Brendon Kim
                                                Title:


                                       ALTOS PARTNERS 1

                                       By:    /s/ Brendon Kim
                                          --------------------------------------
                                                Name:  Brendon Kim
                                                Title:


                                       NEA PRESIDENTS FUND, L.P.

                                       By:   /s/ C. Richard Kramlich
                                          --------------------------------------
                                                Name:  C. Richard Kramlich
                                                Title:


                                       NEA VENTURES 1999, L.P.

                                       By:    /s/ Lou Vandyke
                                          --------------------------------------
                                                Name:  Lou Vandyke
                                                Title:


                                       NEW ENTERPRISE ASSOCIATES VIII, L.P.

                                       By:   /s/  Stewart Alsop
                                          --------------------------------------
                                                Name:  Stewart Alsop
                                                Title:





                                       KETTLE PARTNERS L.P.

                                       By:   /s/ Lee Rosenberg
                                          --------------------------------------
                                                Name:  Lee Rosenberg
                                                Title:


                                       WPG ENTERPRISE FUND III, L.L.C.

                                       By:  Peter Nieh
                                          --------------------------------------
                                                Name:  Peter Nieh
                                                Title:

                                       2.

                                       WEISS, PECK & GREER VENTURE
                                       ASSOCIATES IV, L.L.C.


                                       By:  /s/ Peter Nieh
                                          --------------------------------------
                                                Name: Peter Nieh
                                                Title:


                                       WPG INFORMATION SCIENCES
                                       ENTREPRENEUR FUND, L.P.

                                       By:  /s/ Peter Nieh
                                          --------------------------------------
                                                Name: Peter Nieh
                                                Title:


                                       WEISS, PECK & GREER VENTURE
                                       ASSOCIATES IV CAYMAN, L.P.


                                       By:  /s/ Peter Nieh
                                          --------------------------------------
                                                Name: Peter Nieh
                                                Title:









                                       WEISS, PECK & GREER VENTURE
                                       ASSOCIATES V, L.L.C.


                                       By:    /s/ Peter Nieh
                                          --------------------------------------
                                                 Name: Peter Nieh
                                                 Title:


                                       WPG VENTURE ASSOCIATES V-A, L.L.C.


                                       By:  /s/  Peter Nieh
                                          --------------------------------------
                                                 Name: Peter Nieh
                                                 Title:


                                       WPG VENTURE ASSOCIATES V, CAYMAN
                                       L.P.

                                       By:  /s/ Peter Nieh
                                          --------------------------------------
                                                 Name: Peter Nieh
                                                 Title:



                                       3.

                                   SCHEDULE A

                   STOCKHOLDER                            SHARES HELD               OPTIONS             WARRANTS
                   -----------                            -----------               -------             --------

Lee Rosenberg                                                  394,378

Andrew Moley                                                   202,055

Frederick R. Campbell                                          824,000

Anthony Levitan                                              1,310,833

Entities parties hereto and affiliated with                  2,333,472                                    ________
Weiss, Peck & Greer Venture Partners (options
are attributable to Peter Nieh granted to him
in his capacity as a member of the Company's
Board of Directors)

Entities parties hereto and affiliated with Altos            2,110,841                                   _________
Ventures  (options are attributable to Brendon
Kim granted to him in his capacity as a member of
the Company's Board of Directors)

Entities parties hereto and affiliated with New              1,664,026                                   _________
Enterprise Associates (options are attributable to
Steward Alsop granted to him in his capacity as a
member of the Company's Board of Directors)

Kettle Partners L.P. (options are attributable to              225,366              [19,166]                34,846
Lee Rosenberg granted to him in his capacity as a
member of the Company's Board of Directors)

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I             1

         Section 1.        Certain Definitions....................................................................1

         Section 2.        Representations and Warranties of the Stockholders.....................................1

         Section 3.        Representations and Warranties of Purchaser and Merger Sub.............................3

ARTICLE II            4

         Section 4.        Transfer of the Shares.................................................................4

         Section 5.        Adjustments............................................................................4

         Section 6.        Waiver of Appraisal Rights.............................................................5

         Section 7.        Nonexercise of Rights of First Refusal.................................................5

         Section 8.        Cooperation............................................................................5

ARTICLE III           5

         Section 9.        Tender of Shares.......................................................................5

         Section 10.       Voting Agreement.......................................................................5

         Section 11.       No Solicitation........................................................................6

ARTICLE IV            6

         Section 13.       Termination............................................................................6

         Section 14.       Expenses...............................................................................6

         Section 15.       Further Assurances.....................................................................7

         Section 16.       Publicity..............................................................................7

         Section 17.       Enforcement of the Agreement...........................................................7

         Section 18.       Obtainment of Spousal Consent..........................................................7

         Section 19.       Miscellaneous..........................................................................7

                                       i.

                              TABLE OF DEFINITIONS

                                                                                                              PAGE

Agreement......................................................................................................1
Business Combination..........................................................................................11
Closing........................................................................................................8
Exercise Notice................................................................................................8
Exercise Price.................................................................................................7
Fair Market Value.............................................................................................10
HSR Act........................................................................................................3
Lien...........................................................................................................2
Manager........................................................................................................9
Merger.........................................................................................................1
Merger Agreement...............................................................................................1
Merger Sub.....................................................................................................1
Option Price..................................................................................................10
Permitted Offering.............................................................................................9
Purchaser......................................................................................................1
Registrable Securities.........................................................................................9
Registration Notice............................................................................................9
Securities Act.................................................................................................5
Stockholders...................................................................................................1
Subject Shares.................................................................................................1
Subsequent Price..............................................................................................11
Subsequent Transaction........................................................................................11
Trigger Event..................................................................................................8

                                      ii.